UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2011, the Board of Directors of the registrant appointed Cary J. Claiborne as the registrant’s Chief Financial Officer, or CFO, effective October 17, 2011.

Mr. Claiborne brings more than 25 years of financial expertise and senior leadership experience in both publicly traded and privately-held companies. Before his appointment in March 2011 as the registrant’s Interim CFO, Mr. Claiborne had been President, CEO, and a member of the board of directors of New Generation Biofuels, Inc., of Columbia, Maryland, a publicly traded biofuel technology company, as well as its CFO.  Prior to joining New Generation in 2007, Mr. Claiborne was the CFO at Osiris Therapeutics, Inc., held several senior level finance positions at General Electric Company, MCI Corporation, and The Home Depot, Inc.

The registrant and Mr. Claiborne entered into an employment agreement effective October 17, 2011. This employment agreement provides, among other things, that Mr. Claiborne (i) will receive an annual base salary of $294,000, subject to possible increases no less frequently than annually; (ii) will be eligible to receive annual bonuses (iii) will receive severance payments under certain circumstances; and (iv) will be subject to standard limitations on competition or interference with the registrant following termination.

In connection with his appointment, on October 17, 2011, Mr. Claiborne was awarded 51,760 time-based options, vesting 25% annually beginning October 17, 2012, and 77,640 performance-based options, vesting: 40% when the Fair Market Value of a share of Common Stock determined over any 30 consecutive trading days equals or exceeds $8/sh = 31,056; 40% when the Fair Market Value of a share of Common Stock determined over any 30 consecutive trading days equals or exceeds $12/sh = 31,056; and 20% when the Fair Market Value of a share of Common Stock determined over any 30 consecutive trading days equals or exceeds $16/sh = 15,528.

There are no arrangements or understandings between Mr. Claiborne and any other persons pursuant to which Mr. Claiborne was selected as Chief Financial Officer.  There are no transactions, or proposed transactions, during the last two years with the registrant to which Mr. Claiborne was or is to be a party, in which Mr. Claiborne, or any member of his immediate family, has a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K. There is no familial relationship between Mr. Claiborne and any other director or executive officer of the registrant.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

	99.1	Press Release issued by the registrant on October 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	October 27, 2011	By:	/s/ THOMAS J. KNAPP
			Name:	Thomas J. Knapp
			Title:	Sr. VP, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the registrant on October 27, 2011